EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated March 11, 2011, accompanying the consolidated financial statements of ADI Time, LLC for the year ended December 31, 2010 included in the Current Report of Asure Software, Inc. on Form 8-K dated December 16, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Asure Software, Inc. on Form S-8 (File Nos. 333-77733, 333-44533, 333-48885, 333-28499, 333-51822, 333-64212, 333-65472, 333-65464, 333-95754, and 333-65478).

/s/Ward Fisher & Company LLP
Warwick, RI

December 16, 2011